UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

March 7, 2005
(Date of earliest event reported)

TOTAL ENTERTAINMENT RESTAURANT CORP.
(Exact name of registrant as specified in its charter)

DELAWARE	000-22753	52-2016614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9300 EAST CENTRAL AVENUE, SUITE 100, WICHITA, KANSAS	67206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (316) 634-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a) On March 7, 2005, the Company's management and its Audit Committee concluded that, based on the views recently expressed by the Office of the Chief Accountant of the Securities and Exchange Commission to the American Institute of Certified Public Accountants, the Company's accounting for leases was not in conformity with U.S. generally accepted accounting principles. Accordingly, management and the Audit Committee, in consultation with the Company's independent registered public accounting firm, determined that the Company's previously issued financial statements, including those in the Company's Annual Report on Form 10-K and the related independent public accountants' report, and those in the Company's Quarterly Reports on Form 10-Q, should no longer be relied upon. Further, management and the Audit Committee have determined that the Company's unaudited financial results included in the Company's press release issued on February 24, 2005 should no longer be relied upon.

Typically, the payments under an operating lease start at the commencement of operations rather than at the time the property is made available to a tenant, which, for the Company, allows time for constructing the leasehold improvements necessary to operate a restaurant. It is also typical that there are no lease payments due during this build-out period. Therefore, the Company did not record any lease expense during these build-out periods. Rather, the Company recorded straight-line rent expense as of the earlier of the commencement of operations and the date lease payments began. The SEC recently indicated that it has deemed this approach inappropriate and clarified that these build-out periods should be considered "rent holidays," a term that the Company previously had considered applied only to "rent free" periods within a stated lease term. As a result of this SEC guidance, the Company is restating its financial statements to record non-cash rent expense during the build-out period, even though operations have not commenced and cash payments have not begun. The effect of this restatement is to increase the pre-opening expense recorded in the Company's income statement, to reduce the ongoing rent expense that is reflected in occupancy costs, and to increase accrued rent. These adjustments will have no impact on revenues, comparable store sales or cash balances.

The Company is working diligently to complete its review of these matters and to quantify the impact of the necessary adjustments on each of the affected prior periods. However, due to the time and effort involved in determining the effect of these adjustments on the Company's historical financial statements, the Company intends to file a Form 12b-25 to delay the filing of its Annual Report on Form 10-K for the fiscal year ended December 28, 2004, which the Company now expects to file on or before March 28, 2005. The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2004 will include disclosure of the effects of the adjustments on the financial statements for each of the periods included in the audited financial statements for the adjustments described above as well as the adjustments relating to lease accounting described in the Company's press release issued on February 24, 2005.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL ENTERTAINMENT RESTAURANT CORP. (Registrant)
March 11, 2005 (Date)	/s/ JAMES K. ZIELKE James K. Zielke Chief Financial Officer, Secretary, and Treasurer (Duly Authorized Officer)